EXHIBIT 3.1


                 RE-STATED & AMENDED ARTICLES OF IN CORPORATION

                            ALL PRINTER SUPPLIES.COM

                                     TO BE

                             BV PHARMACEUTICAL INC.


I CERTIFY THAT: the undersigned, Robert C. Harris, for the purpose of amending and restating the corporation articles under the laws of the State of Nevada, presently adopts the following Re-Stated & Amended Articles of Corporation; and so certifies that:

                                       I

The articles are restated and amended as follows: the new name is: BV Pharmaceutical, Inc.

                                       II

The designated Resident Agent for BV Pharmaceutical, Inc., is Robert C. Harris of Nevada's Best Incorporators, whose address is: 530 E. Patriot Blvd., Bldg. "T," STE 366, Reno, Nevada 89511. Robert C. Harris has the mailing address of PO 9793, Reno, NV 89507.

                                      III

Authorized Capital Stock is 75,000 shares without any par value. Shares may be disbursed by the authority of the Board of Directors, anytime without motion by the shareholders. Each block of five hundred shares shall have ten (10) votes. All shares, once issued, must be properly funded. All issued shares shall be the personal property of the shareholder, and shares so disbursed shall be deemed as fully paid up; and the holder of any share or shares shall not be liable for any further payment thereof. Said shares shall not be subject to assessment for the debts of the corporation, nor will they be assessable by BV Pharmaceutical, Inc.


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                                       IV

The initiating officers of BV Pharmaceutical, Inc., are to be known as the first board of directors. The quantity of directors may at anytime be enlarged or curtailed in such a way as stated in the bylaws of BV Pharmaceutical, Inc. However, the number of Directors shall not exceed four (4), and shall not be reduced in number to less than. one (1).

                                       V

The general purposes for which BV Pharmaceutical, Inc., is formed and organized are:

     1.) To engage in the business of Pharmaceutical Entails.

     2.) To engage in any other trade or business which can, in the opinion of the First Board of Directors of BV Pharmaceutical, Inc., be beneficial to the foregoing business.

     3.) The business purpose of BV Pharmaceutical, Inc., including it goals and functions, advocated or conducted, condoned or comported, will all transact in a lawful manner in accordance with the laws of the State of Nevada.

     4.) To do other things as are incidental or advisable to the foregoing, or essential in order to accomplish the foregoing.

     5.) The identity and address of the First Board of Directors, which are two
(2) in total, is as follows; (President, Secretary) Mr. Art Bandenieks, whose address is, 3100 Mill Street, Suite 102, Reno, NV 89502; (Director) Mr. Lee Southern, whose address is, 3100 Mill Street, Suite 102, Reno, NV 89502.

                                       VI

The BV Pharmacuetical, Inc., is to have perpetual existence. Where all manner of business is actually conducted, and its offices, and where the corporate books are sustained, may be perpetuated in any part of Nevada, or in any state, territory or providence of the United States of America., or the District of Columbia, or in any foreign county.


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The undersigned,  being the original  incorporator  hereinbefore  named, for the purpose of forming a corporation to do business both within and without the State of Nevada, and in pursuance of the general corporation law of the State of Nevada, does make and file this certificate, hereby declaring and certifying that the facts herein above stated are true, and accordingly have hereunto set our hand this 4th day of April, 2003.



                              /s/ ROBERT C. HARRIS
                              ____________________
                                  Robert C. Harris
                                  2059 Meritage Dr.
                                  Sparks, NV 89434


Robert C. Harris has the mailing address of:
PO 9793, Reno, NV 89507.

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